UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2011

THOMPSON CREEK METALS COMPANY INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-33783	98-0583591
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

26 West Dry Creek Circle

Suite 810

Littleton, Colorado  80120

(Address of Principal Executive Offices)

(303) 761-8801

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                                          Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of Thompson Creek Metals Company Inc. (the “Company”) was held on May 6, 2011 in Englewood, Colorado.  The results of the matters submitted to a vote of the shareholders at the meeting were as follows:

(a)   The nominees for election to the Board of Directors, until the next annual meeting of shareholders to be held in 2012 or until their successors are duly elected and qualified, were elected based upon the following votes:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Denis C. Arsenault	77,942,401	11,023,146	15,793,998
Carol T. Banducci	88,094,514	871,033	15,793,998
James L. Freer	88,093,477	872,070	15,793,998
James P. Geyer	88,102,784	862,763	15,793,998
Timothy J. Haddon	86,174,446	2,791,101	15,793,998
Kevin Loughrey	85,797,191	3,168,356	15,793,998
Thomas J. O’Neil	89,914,851	2,051,296	15,793,398

(b)   The proposal to appoint KPMG LLP as the Company’s independent registered public accounting firm from their engagement through the next annual meeting was approved based on the following votes:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
103,821,306	431,304	506,935	—

(c)   The proposal regarding the advisory vote on the compensation of the Company’s named executive officers was approved based on the following votes:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
56,653,345	31,700,986	611,816	15,793,398

(d)   With respect to the proposal regarding the advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers, the shareholders voted in favor of holding future advisory votes every year based on the following votes:

One Year	Two Years	Three Years	Votes Abstaining	Broker Non-Votes
81,385,466	455,879	3,846,267	1,654,497	17,417,436

The Board reviewed the voting results and, in response to the vote by the shareholders, approved a resolution to hold future advisory votes on the compensation of the Company’s named executive officers every year until the next required shareholder advisory vote on the frequency of this item.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THOMPSON CREEK METALS COMPANY INC.

Date: May 9, 2011	By:	/s/ Wendy Cassity
	Name:	Wendy Cassity
	Title:	Vice President, General Counsel and Secretary